Exhibit 99.1
For Immediate Release
First Interstate BancSystem, Inc. Reports Fourth Quarter Earnings
Billings, MT - January 29, 2025 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) (the “Company”) today reported financial results for the fourth quarter of 2024. For the quarter, the Company reported net income of $52.1 million, or $0.50 per diluted share, which compares to net income of $55.5 million, or $0.54 per diluted share, for the third quarter of 2024 and net income of $61.5 million, or $0.59 per diluted share, for the fourth quarter of 2023.
For the year ended December 31, 2024, the Company reported net income of $226.0 million, or $2.19 per diluted share, compared to $257.5 million, or $2.48 per diluted share, for the year ended December 31, 2023.
HIGHLIGHTS
•We are pleased to announce the appointment of James A. Reuter as the Company’s President and Chief Executive Officer, effective November 1, 2024.
•Net interest margin increased to 3.18% for the fourth quarter of 2024, a 17-basis point increase from the third quarter of 2024. Net interest margin, on a fully taxable equivalent (“FTE”) basis1, increased to 3.20% for the fourth quarter of 2024, or a 16-basis point increase from the third quarter of 2024.
•Non-performing assets decreased $33.3 million, or 18.6%, to $145.6 million as of December 31, 2024, from $178.9 million as of September 30, 2024 and increased $17.8 million, or 13.9%, from $127.8 million as of December 31, 2023.
•Criticized loans increased $170.0 million to $773.3 million as of December 31, 2024, compared to $603.3 million as of September 30, 2024, driven mostly by downgrades in the commercial real estate loan portfolio, and increased $85.0 million, compared to $688.3 million as of December 31, 2023.
•For the fourth quarter of 2024 net charge-offs of $55.2 million or 1.22 basis points of average loans included a commercial and industrial loan for $49.3 million. Net charge-offs within the remaining portfolio totaled $5.9 million or 0.13% of average loans.
•Other borrowed funds decreased $512.5 million, or 24.6%, to $1,567.5 million as of December 31, 2024, from $2,080.0 million as of September 30, 2024 and decreased $1,035.5 million from December 31, 2023. The decreases are primarily the result of the Company’s pay-off of the $1.0 billion Bank Term Funding Program borrowing in December 2024 using a combination of excess cash and lower-rate FHLB advances after the fed funds rate cut in December 2024.
•Total deposits increased by $151.5 million at December 31, 2024 from September 30, 2024, with interest-bearing demand deposits increasing by $233.8 million and non-interest bearing deposits decreasing by $121.4 million.
•Non-interest expense increased $1.5 million for the fourth quarter of 2024, compared to the third quarter of 2024 and decreased $5.1 million compared to the fourth quarter of 2023. The third quarter of 2024 non-interest expense included $3.8 million related to the transition of the Company’s President and Chief Executive Officer; excluding the former CEO severance expenses, non-interest expense increased $5.3 million compared to the third quarter of 2024, primarily due to an increase in professional services, short-term incentive accruals, health insurance costs, and occupancy costs.
•Efficiency ratio of 60.2% for the fourth quarter of 2024 compared to 61.8% for the third quarter of 2024.
•Capital ratios continued to improve during the fourth quarter of 2024, with common equity tier 1 capital ratio increasing 0.30% to 12.16%, compared to the third quarter of 2024.
1 Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included below for a reconciliation to this measure’s most directly comparable GAAP financial measure.

“We are pleased to see continued improvement in our core operating metrics. Net interest margin expanded for the third consecutive quarter, and the net interest margin, excluding purchase accounting, exceeded 3% in the fourth quarter. Growth in deposits exceeded our expectations and we were able to take advantage of the flexibility of our BTFP borrowings to reduce our funding costs. Charge-offs were elevated this quarter, driven by a previously reported, non-performing commercial and industrial loan. The team working this loan did well adhering to agreed upon resolution options, finding the best available outcome, and allowing us to move forward,” said James A. Reuter, President and Chief Executive Officer of First Interstate BancSystem, Inc. “As I approach the 90-day mark since I joined First Interstate, I have had the opportunity to visit many of our markets and am impressed to see a strong, client-centric, community Bank. I look forward to working with the team at First Interstate to build upon the core strengths of this institution and, ultimately, to drive long-term shareholder value.”
DIVIDEND DECLARATION
On January 28, 2025, the Company’s board of directors declared a dividend of $0.47 per common share, payable on February 20, 2025, to common stockholders of record as of February 10, 2025. The dividend equates to a 5.8% annualized yield based on the $32.53 per share average closing price of the Company’s common stock as reported on NASDAQ during the fourth quarter of 2024.
NET INTEREST INCOME
Net interest income increased $8.8 million, or 4.3%, to $214.3 million, during the fourth quarter of 2024, compared to net interest income of $205.5 million during the third quarter of 2024, primarily due to a decrease in interest expense resulting from a decrease in average debt balances and purchase accounting accretion and interest recoveries attributable to non-accrual loan paydowns. Net interest income increased $6.5 million, or 3.1%, during the fourth quarter of 2024 compared to the fourth quarter of 2023, primarily due to an increase in interest and fees on loans and interest bearing deposits, and a decrease in interest expense resulting from decreased rates on borrowings along with a decrease in average debt balances, partially offset by lower interest income on investment securities as a result of a decrease in average investment security balances in the fourth quarter of 2024.
•Interest accretion attributable to the fair valuation of acquired loans from acquisitions contributed to net interest income during the fourth quarter of 2024, the third quarter of 2024, and the fourth quarter of 2023, in the amounts of $8.6 million, $4.4 million, and $5.4 million, respectively.
The net interest margin ratio was 3.18% for the fourth quarter of 2024, compared to 3.01% during the third quarter of 2024, and 2.99% during the fourth quarter of 2023. The net FTE interest margin ratio2 was 3.20% for the fourth quarter of 2024, compared to 3.04% during the third quarter of 2024, and 3.01% during the fourth quarter of 2023. Excluding interest accretion from the fair value of acquired loans, on a quarter-over-quarter basis, the adjusted net interest margin ratio (FTE)2, was 3.08%, an increase of 11 basis points from the prior quarter, primarily driven by lower interest expense resulting from decreased borrowings. Excluding interest accretion from the fair value of acquired loans, on a year-over-year basis, the adjusted net interest margin ratio (FTE) increased 14 basis points, primarily as a result of lower interest expense resulting from decreased rates on borrowings and a favorable change in the mix of earning assets.
PROVISION FOR CREDIT LOSSES
During the fourth quarter of 2024, the Company recorded a provision for credit losses of $33.7 million. This compares to a provision for credit losses of $19.8 million and $5.4 million during the third quarter of 2024 and during the fourth quarter of 2023, respectively.
For the fourth quarter of 2024, net charge-offs were $55.2 million, or an annualized 1.22% of average loans outstanding, compared to net charge-offs of $27.4 million, or an annualized 0.60% of average loans outstanding, for the third quarter of 2024 and net charge-offs of $4.8 million, or an annualized 0.10% of average loans outstanding, for the fourth quarter of 2023. Net loan charge-offs in the fourth quarter of 2024 were composed of charge-offs of $58.3 million, primarily consisting of a $49.3 million commercial and industrial loan for which a specific reserve of $26.5 million was held, which was offset by recoveries of $3.1 million.
The Company’s allowance for credit losses as a percentage of period-end loans held for investment was 1.14% at December 31, 2024, compared to 1.25% at September 30, 2024 and 1.25% at December 31, 2023. Excluding the commercial and industrial loan specific reserve of $26.5 million, the Company’s allowance for credit losses as a percentage of period-end loans held for investment increased four basis points compared to September 30, 2024. Coverage of non-performing loans increased to 144.4% at December 31, 2024, compared to 129.2% at September 30, 2024 and decreased from 204.6% at December 31, 2023.
2 Represents a Non-GAAP financial measure. See Non-GAAP Financial Measures included below for a reconciliation to this measure’s most directly comparable GAAP financial measure.

NON-INTEREST INCOME

For the Quarter Ended	Dec 31, 2024	Sep 30, 2024	$ Change	% Change	Dec 31, 2023	$ Change	% Change
(Dollars in millions)
Payment services revenues	$17.9	$18.7	$(0.8)	(4.3)%	$18.4	$(0.5)	(2.7)%
Mortgage banking revenues	1.5	1.7	(0.2)	(11.8)	1.5	—	NM
Wealth management revenues	10.6	9.6	1.0	10.4	8.8	1.8	20.5
Service charges on deposit accounts	6.7	6.6	0.1	1.5	6.0	0.7	11.7
Other service charges, commissions, and fees	2.5	2.2	0.3	13.6	2.5	—	—
Other income	7.8	7.6	0.2	2.6	7.3	0.5	6.8
Total non-interest income	$47.0	$46.4	$0.6	1.3%	$44.5	$2.5	5.6%
Non-interest income was $47.0 million for the fourth quarter of 2024, increasing $0.6 million compared to the third quarter of 2024 and increasing $2.5 million compared to the fourth quarter of 2023. The increase was primarily due to wealth management revenues as a result of an increase in trust fees which was partially offset by a decrease in payment services revenues as a result of decreased interchange fees driven by lower transaction volume during the fourth quarter of 2024.
NON-INTEREST EXPENSE

For the Quarter Ended	Dec 31, 2024	Sep 30, 2024	$ Change	% Change	Dec 31, 2023	$ Change	% Change
(Dollars in millions)
Salaries and wages	$68.5	$70.9	$(2.4)	(3.4)%	$64.0	$4.5	7.0%
Employee benefits	20.5	19.7	0.8	4.1	13.5	7.0	51.9
Occupancy and equipment	18.2	17.0	1.2	7.1	17.4	0.8	4.6
Other intangible amortization	3.6	3.6	—	—	3.9	(0.3)	(7.7)
Other expenses	50.0	48.2	1.8	3.7	67.0	(17.0)	(25.4)
Other real estate owned expense	0.1	—	0.1	—	0.2	(0.1)	(50.0)
Total non-interest expense	$160.9	$159.4	$1.5	0.9%	$166.0	$(5.1)	(3.1)%
The Company’s non-interest expense was $160.9 million for the fourth quarter of 2024, an increase of $1.5 million from the third quarter of 2024 and a decrease of $5.1 million from the fourth quarter of 2023. Expenses for the third quarter included $3.8 million related to the former CEO severance costs.
Salary and wages expense decreased $2.4 million and increased $4.5 million during the fourth quarter of 2024 compared to the third quarter of 2024 and the fourth quarter of 2023, respectively. The decrease when compared to the third quarter of 2024 was primarily due to the third quarter accrual of $3.8 million related to the former CEO severance costs which were partially offset by $1.4 million of short-term incentive accruals in the fourth quarter. The increase when compared to the fourth quarter of 2023 was primarily due to $8.3 million in short-term incentive accruals and $1.2 million of deferred loan costs, which were partially offset by lower salaries and wages totaling $4.6 million and higher severance costs as a result of the reduction in work force in December 2023.
Employee benefit expenses increased $0.8 million and $7.0 million during the fourth quarter of 2024 compared to the third quarter of 2024 and the fourth quarter of 2023, respectively. The increase compared to the fourth quarter of 2023 was primarily due to higher, normalized long-term incentive accruals of $6.0 million, due to decreased incentive accruals in 2023, and $1.6 million in health insurance costs.
Other expenses increased $1.8 million during the fourth quarter of 2024 compared to the third quarter of 2024, primarily due to professional fees. Other expenses decreased $17.0 million during the fourth quarter of 2024 compared to the fourth quarter of 2023, primarily due to a decrease of $11.3 million of FDIC insurance premiums driven by the FDIC special assessment included in the fourth quarter of 2023 and lower credit card reward accruals and donation expenses.
BALANCE SHEET
Total assets decreased $458.1 million, or 1.5%, to $29,137.4 million as of December 31, 2024, from $29,595.5 million as of September 30, 2024, primarily due to decreases in investment securities and loans, which were partially offset by an increase in cash and cash equivalents. Total assets decreased $1,533.8 million, or 5.0%, from $30,671.2 million as of December 31, 2023, primarily due to decreases in investment securities and loans, which were partially offset by an increase in cash and cash equivalents, which supported declines in other borrowed funds, deposits, and securities sold under repurchase agreements.

Investment securities decreased $531.0 million, or 6.4%, to $7,744.6 million as of December 31, 2024, from $8,275.6 million as of September 30, 2024, primarily resulting from called securities, normal pay-downs and maturities, and a $91.2 million decrease in fair market values of investment securities during the period. Investment securities decreased $1,304.8 million, or 14.4%, from $9,049.4 million as of December 31, 2023, primarily resulting from normal pay-downs and maturities, partially offset by a $43.3 million increase in fair market values during the period.
The following table presents the composition and comparison of loans held for investment as of the quarters-ended:

	Dec 31, 2024	Sep 30, 2024	$ Change	% Change	Dec 31, 2023	$ Change	% Change
Real Estate:
Commercial	$9,263.2	$9,219.3	$43.9	0.5%	$8,869.2	$394.0	4.4%
Construction	1,244.6	1,307.9	(63.3)	(4.8)	1,826.5	(581.9)	(31.9)
Residential	2,191.6	2,217.8	(26.2)	(1.2)	2,244.3	(52.7)	(2.3)
Agricultural	701.1	726.4	(25.3)	(3.5)	716.8	(15.7)	(2.2)
Total real estate	13,400.5	13,471.4	(70.9)	(0.5)	13,656.8	(256.3)	(1.9)
Consumer:
Indirect	725.0	742.2	(17.2)	(2.3)	740.9	(15.9)	(2.1)
Direct and advance lines	134.0	136.9	(2.9)	(2.1)	141.6	(7.6)	(5.4)
Credit card	77.6	76.4	1.2	1.6	76.5	1.1	1.4
Total consumer	936.6	955.5	(18.9)	(2.0)	959.0	(22.4)	(2.3)
Commercial	2,829.4	2,919.7	(90.3)	(3.1)	2,906.8	(77.4)	(2.7)
Agricultural	687.9	689.8	(1.9)	(0.3)	769.4	(81.5)	(10.6)
Other, including overdrafts	1.6	2.5	(0.9)	(36.0)	0.1	1.5	NM
Deferred loan fees and costs	(11.1)	(11.8)	0.7	(5.9)	(12.5)	1.4	(11.2)
Loans held for investment, net of deferred loan fees and costs	$17,844.9	$18,027.1	$(182.2)	(1.0)%	$18,279.6	$(434.7)	(2.4)%
The ratio of loans held for investment to deposits was 77.5%, as of December 31, 2024, compared to 78.8% as of September 30, 2024 and 78.4% as of December 31, 2023.
Total deposits increased $151.5 million to $23,015.6 million as of December 31, 2024, from $22,864.1 million as of September 30, 2024, with increases in all interest-bearing categories, which were partially offset by a decrease in non-interest-bearing deposits. Total deposits decreased $307.5 million, or 1.3%, from $23,323.1 million as of December 31, 2023, with decreases in all types of deposits except for savings and time, $250 and over.
Securities sold under repurchase agreements decreased $33.3 million, or 6.0%, to $523.9 million as of December 31, 2024, from $557.2 million as of September 30, 2024, and decreased $258.8 million, or 33.1%, from $782.7 million as of December 31, 2023, resulting from normal fluctuations in the liquidity needs of the Company’s clients.
Other borrowed funds is composed of variable-rate, overnight and fixed-rate borrowings with remaining contractual tenors of up to one year through the Federal Home Loan Bank. Other borrowed funds decreased $512.5 million, or 24.6%, to $1,567.5 million as of December 31, 2024, from $2,080.0 million as of September 30, 2024. The decrease was funded by the repayment of the Bank Term Funding Program borrowing of $1.0 billion supported by higher levels of deposits, cash flows from amortizing investment securities, lower recorded loans, and borrowings of FHLB advances. Other borrowed funds decreased $1,035.5 million from December 31, 2023 as a result of the Company’s pay-off of wholesale borrowings in December 2024.
The Company is considered to be “well-capitalized” as of December 31, 2024, having exceeded all regulatory capital adequacy requirements. During the fourth quarter of 2024, the Company paid regular common stock dividends of approximately $49.0 million, or $0.47 per share.

CREDIT QUALITY
As of December 31, 2024, non-performing assets decreased $33.3 million, or 18.6%, to $145.6 million, compared to $178.9 million as of September 30, 2024, primarily due to a decrease in non-accrual loans partially offset by an increase in accruing loans past due 90 days or more. The decrease in non-accrual loans was primarily due to a $49.3 million commercial and industrial loan relationship charge off and the payoff of a $22.2 million of agricultural loan, which was partially offset by the movement of a $18.9 million agricultural loan, $12.2 million of commercial real estate loans, $3.2 million of commercial loans, and $3.2 million of construction real estate loans to non-accrual during the fourth quarter of 2024.
Criticized loans increased $170.0 million, or 28.2%, to $773.3 million as of December 31, 2024, from $603.3 million as of September 30, 2024, primarily as a result of downgrades of $200.0 million of commercial real estate loans and commercial loans of $52.9 million, driven primarily by four relationships. The increase was partially offset by $49.3 million and $3.5 million of charge-offs related to commercial and commercial real estate loans, respectively, the payoff of $22.2 million of agricultural loans, and commercial real estate loan upgrades of $10.4 million.
NON-GAAP FINANCIAL MEASURES
In addition to results presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, this press release contains the following non-GAAP financial measures that management uses to evaluate our performance relative to our capital adequacy standards: (i) tangible common stockholders’ equity; (ii) tangible assets; (iii) tangible book value per common share; (iv) tangible common stockholders’ equity to tangible assets; (v) average tangible common stockholders’ equity; (vi) return on average tangible common stockholders’ equity; (vii) net FTE interest income; (viii) net FTE interest margin ratio; (ix) adjusted net FTE interest income; and (x) adjusted net FTE interest margin ratio. Tangible common stockholders’ equity is calculated as total common stockholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible assets are calculated as total assets less goodwill and other intangible assets (excluding mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders’ equity divided by common shares outstanding. Tangible common stockholders’ equity to tangible assets is calculated as tangible common stockholders’ equity divided by tangible assets. Average tangible common stockholders’ equity is calculated as average total stockholders’ equity less average goodwill and other intangible assets (excluding mortgage servicing rights). Return on average tangible common stockholders’ equity is calculated as annualized net income available to common shareholders divided by average tangible common stockholders’ equity. Net FTE interest income is calculated as net interest income, adjusted to include its FTE interest income. Net FTE interest margin ratio is calculated as net FTE interest income divided by average interest-earning assets. Adjusted net FTE interest income is calculated as net FTE interest income less purchase accounting interest accretion on acquired loans. Adjusted net FTE interest margin ratio is calculated as annualized adjusted net FTE interest income divided by average interest earning assets. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. They also should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
The Company adjusts the most directly comparable capital adequacy GAAP financial measures to the non-GAAP financial measures described in subclauses (i) through (vi) above to exclude goodwill and other intangible assets (except mortgage servicing rights), adjusts its GAAP net interest income to include fully taxable equivalent adjustments and further adjusts its net interest income on a fully taxable equivalent basis to exclude purchase accounting interest accretion. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators and to present on a consistent basis our and our acquired companies’ organic continuing operations without regard to acquisition costs and other adjustments that we consider to be unpredictable and dependent on a significant number of factors that are outside our control, are useful to investors in evaluating the Company’s performance because, as a general matter, they either do not represent an actual cash expense and are inconsistent in amount and frequency depending upon the timing and size of our acquisitions (including the size, complexity and/or volume of past acquisitions, which may drive the magnitude of acquisition related costs, but may not be indicative of the size, complexity and/or volume of future acquisitions or related costs), or they cannot be anticipated or estimated in a particular period (in particular as it relates to unexpected recovery amounts). This impacts the ratios that are important to analysts and allows investors to compare certain aspects of the Company’s capitalization to other companies.
See the Non-GAAP Financial Measures table included herein and the textual discussion for a reconciliation of the above-described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that change over time and could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Furthermore, the following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this press release:
•new or changes in existing, governmental regulations or in the way such regulations are interpreted or enforced;
•negative developments in the banking industry and increased regulatory scrutiny;
•tax legislative initiatives or assessments;
•more stringent capital requirements, to the extent they may become applicable to us;
•changes in accounting standards;
•any failure to comply with applicable laws and regulations, including, but not limited to, the Community Reinvestment Act and fair lending laws, the USA PATRIOT ACT of 2001, the Office of Foreign Asset Control guidelines and requirements, the Bank Secrecy Act, and the related Financial Crimes Enforcement Network and Federal Financial Institutions Examination Council Guidelines and regulations;
•federal deposit insurance increases;
•lending risks and risks associated with loan sector concentrations;
•a decline in economic conditions that could reduce demand for our products and services and negatively impact the credit quality of loans;
•loan credit losses exceeding estimates;
•exposure to losses in collateralized loan obligation securities;
•changes to United States trade policies, including the imposition of tariffs and retaliatory tariffs;
•the soundness of other financial institutions;
•the ability to meet cash flow needs and availability of financing sources for working capital and other needs;
•a loss of deposits or a change in product mix that increases the Company’s funding costs;
•inability to access funding or to monetize liquid assets;
•changes in interest rates;
•interest rate effect on the value of our investment securities;
•cybersecurity risks, including denial-of-service attacks, network intrusions, business e-mail compromise, and other malicious behavior that could result in the disclosure of confidential information;
•privacy, information security, and data protection laws, rules, and regulations that affect or limit how we collect and use personal information or otherwise have an adverse effect on us;
•the potential impairment of our goodwill and other intangible assets;
•our reliance on other companies that provide key components of our business infrastructure;
•events that may tarnish our reputation;
•mainstream and social media contagion;
•the loss of the services of key members of our management team and directors;
•our ability to attract and retain qualified employees to operate our business;
•costs associated with repossessed properties, including environmental remediation;
•the effectiveness of our internal control over financial reporting;
•our ability to implement technology-facilitated products and services or be successful in marketing these products and services to our clients;
•the development and use of artificial intelligence;
•risks related to acquisitions, mergers, strategic partnerships and other transactions;
•competition from new or existing financial institutions and non-banks;
•investing in technology;
•incurrence of significant costs related to mergers and related integration activities;
•the volatility in the price and trading volume of our common stock;
•“anti-takeover” provisions in our certificate of incorporation and regulations, which may make it more difficult for a third party to acquire control of us even in circumstances that could be deemed beneficial to stockholders;
•changes in our dividend policy or our ability to pay dividends;
•our common stock not being an insured deposit;
•the potential dilutive effect of future equity issuances;
•the subordination of our common stock to our existing and future indebtedness;

•the effect of global conditions, earthquakes, volcanoes, tsunamis, floods, fires, drought, and other natural catastrophic events; and
•the impact of climate change and environmental sustainability matters.
These factors are not necessarily all the factors that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and included and described in more detail in our periodic reports filed with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, as amended, under the caption “Risk Factors.” Interested parties are urged to read in their entirety such risk factors prior to making any investment decision with respect to the Company. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Fourth Quarter 2024 Conference Call for Investors
First Interstate BancSystem, Inc. will host a conference call to discuss the results for the fourth quarter of 2024 at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Thursday, January 30, 2025. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-800-549-8228; the access code is 47891. To participate via the Internet, visit www.FIBK.com. The call will be recorded and made available for replay on January 30, 2025, after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time), through March 1, 2025, prior to 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time), by dialing 1-888-660-6264; the access code is 47891. The call will also be archived on our website, www.FIBK.com, for one year.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company focused on community banking. Incorporated in 1971 and headquartered in Billings, Montana, the Company operates banking offices, including detached drive-up facilities, in communities across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming, in addition to offering online and mobile banking services. Through our bank subsidiary, First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and others throughout the Company’s market areas.

Contact:	David Della Camera, CFA	NASDAQ: FIBK
	Deputy Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5363 investor.relations@fib.com	www.FIBK.com (FIBK-ER)

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In millions, except % and per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	4Q24 vs 3Q24	4Q24 vs 4Q23
Net interest income	$214.3	$205.5	$201.7	$200.1	$207.8	4.3%	3.1%
Net interest income on a fully-taxable equivalent ("FTE") basis	215.9	207.1	203.4	201.8	209.5	4.2	3.1
Provision for credit losses	33.7	19.8	9.0	5.3	5.4	70.2	NM
Non-interest income:
Payment services revenues	17.9	18.7	18.6	18.4	18.4	(4.3)	(2.7)
Mortgage banking revenues	1.5	1.7	1.7	1.7	1.5	(11.8)	NM
Wealth management revenues	10.6	9.6	9.4	9.2	8.8	10.4	20.5
Service charges on deposit accounts	6.7	6.6	6.4	6.0	6.0	1.5	11.7
Other service charges, commissions, and fees	2.5	2.2	2.1	2.2	2.5	13.6	—
Total fee-based revenues	39.2	38.8	38.2	37.5	37.2	1.0	5.4
Other income	7.8	7.6	4.4	4.6	7.3	2.6	6.8
Total non-interest income	47.0	46.4	42.6	42.1	44.5	1.3	5.6
Non-interest expense:
Salaries and wages	68.5	70.9	66.3	65.2	64.0	(3.4)	7.0
Employee benefits	20.5	19.7	16.9	19.3	13.5	4.1	51.9
Occupancy and equipment	18.2	17.0	16.9	17.3	17.4	7.1	4.6
Other intangible amortization	3.6	3.6	3.7	3.7	3.9	—	(7.7)
Other expenses	50.0	48.2	51.1	52.7	67.0	3.7	(25.4)
Other real estate owned expense	0.1	—	2.0	2.0	0.2	—	(50.0)
Total non-interest expense	160.9	159.4	156.9	160.2	166.0	0.9	(3.1)
Income before income tax	66.7	72.7	78.4	76.7	80.9	(8.3)	(17.6)
Provision for income tax	14.6	17.2	18.4	18.3	19.4	(15.1)	(24.7)
Net income	$52.1	$55.5	$60.0	$58.4	$61.5	(6.1)%	(15.3)%

Weighted-average basic shares outstanding	103,083	102,971	102,937	102,844	103,629	0.1%	(0.5)%
Weighted-average diluted shares outstanding	103,399	103,234	103,093	103,040	103,651	0.2	(0.2)
Earnings per share - basic	$0.51	$0.54	$0.58	$0.57	$0.59	(5.6)	(13.6)
Earnings per share - diluted	0.50	0.54	0.58	0.57	0.59	(7.4)	(15.3)

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Year Ended December 31,		% Change
(In millions, except % and per share data)	2024	2023	2024 vs 2023
Net interest income	$821.6	$878.8	(6.5)
Net interest income on a FTE basis	828.2	885.8	(6.5)
Provision for credit losses	67.8	32.2	110.6
Non-interest income:
Payment services revenues	73.6	76.4	(3.7)
Mortgage banking revenues	6.6	8.4	(21.4)
Wealth management revenues	38.8	35.3	9.9
Service charges on deposit accounts	25.7	23.0	11.7
Other service charges, commissions, and fees	9.0	9.5	(5.3)
Total fee-based revenues	153.7	152.6	0.7
Investment securities gain	—	(23.5)	NM
Other income	24.4	17.9	36.3
Total non-interest income	178.1	147.0	21.2
Non-interest expense:
Salaries and wages	270.9	263.1	3.0
Employee benefits	76.4	75.3	1.5
Occupancy and equipment	69.4	70.1	(1.0)
Other intangible amortization	14.6	15.7	(7.0)
Other expenses	202.0	231.1	(12.6)
Other real estate owned expense	4.1	1.5	NM
Total non-interest expense	637.4	656.8	(3.0)
Income before income tax	294.5	336.8	(12.6)
Provision for income tax	68.5	79.3	(13.6)
Net income	$226.0	$257.5	(12.2)

Weighted-average basic shares outstanding	102,978	103,752	(0.7)
Weighted-average diluted shares outstanding	103,191	103,780	(0.6)
Earnings per share - basic	$2.19	$2.48	(11.7)
Earnings per share - diluted	2.19	2.48	(11.7)

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In millions, except % and per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	4Q24 vs 3Q24	4Q24 vs 4Q23
Assets:
Cash and due from banks	$378.0	$438.9	$390.2	$315.8	$378.2	(13.9)%	(0.1)%
Interest-bearing deposits in banks	518.5	259.6	568.2	319.1	199.7	99.7	159.6
Federal funds sold	0.1	0.1	0.1	0.1	0.1	—	—
Cash and cash equivalents	896.6	698.6	958.5	635.0	578.0	28.3	55.1
Investment securities, net	7,744.6	8,275.6	8,401.6	8,626.1	9,049.4	(6.4)	(14.4)
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	177.4	155.5	182.3	178.4	223.2	14.1	(20.5)
Loans held for sale, at fair value	0.9	20.9	22.3	22.7	47.4	(95.7)	(98.1)
Loans held for investment	17,844.9	18,027.1	18,235.0	18,202.8	18,279.6	(1.0)	(2.4)
Allowance for credit losses	(204.1)	(225.4)	(232.8)	(227.7)	(227.7)	(9.4)	(10.4)
Net loans held for investment	17,640.8	17,801.7	18,002.2	17,975.1	18,051.9	(0.9)	(2.3)
Goodwill and intangible assets (excluding mortgage servicing rights)	1,195.7	1,199.3	1,202.9	1,206.6	1,210.3	(0.3)	(1.2)
Company owned life insurance	513.0	511.0	507.6	504.7	502.4	0.4	2.1
Premises and equipment	427.2	432.7	436.5	439.9	444.3	(1.3)	(3.8)
Other real estate owned	4.3	4.4	6.7	14.4	16.5	(2.3)	(73.9)
Mortgage servicing rights	25.7	26.3	27.0	27.6	28.3	(2.3)	(9.2)
Other assets	511.2	469.5	541.9	514.3	519.5	8.9	(1.6)
Total assets	$29,137.4	$29,595.5	$30,289.5	$30,144.8	$30,671.2	(1.5)%	(5.0)%

Liabilities and stockholders' equity:
Deposits	$23,015.6	$22,864.1	$22,870.7	$22,810.0	$23,323.1	0.7%	(1.3)%
Securities sold under repurchase agreements	523.9	557.2	741.8	794.2	782.7	(6.0)	(33.1)
Long-term debt	132.2	137.3	383.4	370.8	120.8	(3.7)	9.4
Other borrowed funds	1,567.5	2,080.0	2,430.0	2,342.0	2,603.0	(24.6)	(39.8)
Subordinated debentures held by subsidiary trusts	163.1	163.1	163.1	163.1	163.1	—	—
Other liabilities	431.1	428.0	475.2	455.0	451.0	0.7	(4.4)
Total liabilities	25,833.4	26,229.7	27,064.2	26,935.1	27,443.7	(1.5)	(5.9)
Stockholders' equity:
Common stock	2,459.5	2,457.4	2,453.9	2,450.7	2,448.9	0.1	0.4
Retained earnings	1,166.4	1,163.3	1,156.9	1,145.9	1,135.1	0.3	2.8
Accumulated other comprehensive loss	(321.9)	(254.9)	(385.5)	(386.9)	(356.5)	26.3	(9.7)
Total stockholders' equity	3,304.0	3,365.8	3,225.3	3,209.7	3,227.5	(1.8)	2.4
Total liabilities and stockholders' equity	$29,137.4	$29,595.5	$30,289.5	$30,144.8	$30,671.2	(1.5)%	(5.0)%

Common shares outstanding at period end	104,586	104,530	104,561	104,572	103,942	0.1%	0.6%
Book value per common share at period end	$31.59	$32.20	$30.85	$30.69	$31.05	(1.9)	1.7
Tangible book value per common share at period end**	20.16	20.73	19.34	19.16	19.41	(2.7)	3.9

**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value per common share (GAAP) at period end to tangible book value per common share (non-GAAP) at period end.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In millions, except %)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	4Q24 vs 3Q24	4Q24 vs 4Q23

Loans held for investment:
Real Estate:
Commercial	$9,263.2	$9,219.3	$9,054.5	$9,060.4	$8,869.2	0.5%	4.4%
Construction	1,244.6	1,307.9	1,519.9	1,609.2	1,826.5	(4.8)	(31.9)
Residential	2,191.6	2,217.8	2,246.4	2,258.4	2,244.3	(1.2)	(2.3)
Agricultural	701.1	726.4	723.5	719.7	716.8	(3.5)	(2.2)
Total real estate	13,400.5	13,471.4	13,544.3	13,647.7	13,656.8	(0.5)	(1.9)
Consumer:
Indirect	725.0	742.2	733.7	739.9	740.9	(2.3)	(2.1)
Direct	134.0	136.9	139.0	136.7	141.6	(2.1)	(5.4)
Credit card	77.6	76.4	76.1	72.6	76.5	1.6	1.4
Total consumer	936.6	955.5	948.8	949.2	959.0	(2.0)	(2.3)
Commercial	2,829.4	2,919.7	3,052.9	2,922.2	2,906.8	(3.1)	(2.7)
Agricultural	687.9	689.8	698.2	696.0	769.4	(0.3)	(10.6)
Other	1.6	2.5	3.1	0.2	0.1	(36.0)	NM
Deferred loan fees and costs	(11.1)	(11.8)	(12.3)	(12.5)	(12.5)	(5.9)	(11.2)
Loans held for investment	$17,844.9	$18,027.1	$18,235.0	$18,202.8	$18,279.6	(1.0)%	(2.4)%

Deposits:
Non-interest-bearing	$5,797.6	$5,919.0	$6,174.0	$5,900.3	$6,029.6	(2.1)%	(3.8)%
Interest-bearing:
Demand	6,495.2	6,261.4	6,122.3	6,103.6	6,507.8	3.7	(0.2)
Savings	7,832.3	7,805.5	7,733.6	7,872.2	7,775.8	0.3	0.7
Time, $250 and over	825.0	818.6	786.1	819.3	811.6	0.8	1.7
Time, other	2,065.5	2,059.6	2,054.7	2,114.6	2,198.3	0.3	(6.0)
Total interest-bearing	17,218.0	16,945.1	16,696.7	16,909.7	17,293.5	1.6	(0.4)
Total deposits	$23,015.6	$22,864.1	$22,870.7	$22,810.0	$23,323.1	0.7%	(1.3)%

Total core deposits (1)	$22,190.6	$22,045.5	$22,084.6	$21,990.7	$22,511.5	0.7%	(1.4)%

(1) Core deposits are defined as total deposits less time deposits, $250 thousand and over, and brokered deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In millions, except %)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	4Q24 vs 3Q24	4Q24 vs 4Q23

Allowance for Credit Losses:
Allowance for credit losses	$204.1	$225.4	$232.8	$227.7	$227.7	(9.4)%	(10.4)%
As a percentage of loans held for investment	1.14%	1.25%	1.28%	1.25%	1.25%
As a percentage of non-accrual loans	147.58	130.52	140.58	132.38	214.00

Net loan charge-offs during quarter	$55.2	$27.4	$13.5	$8.4	$4.8	101.5%	NM
Annualized as a percentage of average loans	1.22%	0.60%	0.30%	0.18%	0.10%

Non-Performing Assets:
Non-accrual loans	$138.3	$172.7	$165.6	$172.0	$106.4	(19.9)%	30.0%
Accruing loans past due 90 days or more	3.0	1.8	2.6	3.0	4.9	66.7	(38.8)
Total non-performing loans	141.3	174.5	168.2	175.0	111.3	(19.0)	27.0
Other real estate owned	4.3	4.4	6.7	14.4	16.5	(2.3)	(73.9)
Total non-performing assets	$145.6	$178.9	$174.9	$189.4	$127.8	(18.6)%	13.9%

Non-performing assets as a percentage of:
Loans held for investment and OREO	0.82%	0.99%	0.96%	1.04%	0.70%
Total assets	0.50	0.60	0.58	0.63	0.42

Non-accrual loans to loans held for investment	0.78	0.96	0.91	0.94	0.58

Accruing Loans 30-89 Days Past Due	$63.5	$40.7	$46.4	$62.8	$67.3	56.0%	(5.6)%

Criticized Loans:
Special Mention	$316.4	$188.9	$162.7	$160.1	$210.5	67.5%	50.3%
Substandard	434.8	365.9	409.3	405.8	457.1	18.8	(4.9)
Doubtful	22.1	48.5	46.0	64.1	20.7	(54.4)	6.8
Total	$773.3	$603.3	$618.0	$630.0	$688.3	28.2%	12.3%

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	At or for the Quarter ended:
	Dec 31, 2024		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Annualized Financial Ratios (GAAP)
Return on average assets	0.70%		0.74%	0.80%	0.77%	0.80%
Return on average common stockholders' equity	6.22		6.68	7.55	7.28	7.77
Yield on average earning assets	4.86		4.83	4.80	4.74	4.69
Cost of average interest-bearing liabilities	2.23		2.41	2.39	2.39	2.24
Interest rate spread	2.63		2.42	2.41	2.35	2.45
Efficiency ratio	60.20		61.85	62.71	64.62	64.25
Loans held for investment to deposit ratio	77.53		78.84	79.73	79.80	78.38

Annualized Financial Ratios - Operating** (Non-GAAP)
Net FTE interest margin ratio	3.20%		3.04%	3.00%	2.93%	3.01%
Tangible book value per common share	$20.16		$20.73	$19.34	$19.16	$19.41
Tangible common stockholders' equity to tangible assets	7.55%		7.63%	6.95%	6.92%	6.85%
Return on average tangible common stockholders' equity	9.71		10.48	12.12	11.63	12.65

Consolidated Capital Ratios
Total risk-based capital to total risk-weighted assets	14.38%	*	14.11%	13.80%	13.64%	13.28%
Tier 1 risk-based capital to total risk-weighted assets	12.16	*	11.83	11.53	11.37	11.08
Tier 1 common capital to total risk-weighted assets	12.16	*	11.83	11.53	11.37	11.08
Leverage Ratio	8.71	*	8.57	8.44	8.28	8.22

*Preliminary estimate - may be subject to change. The regulatory capital ratios presented include the assumption of the transitional method as a result of legislation by the United States Congress to provide relief for the economy and financial institutions in the United States from the COVID‑19 pandemic. The referenced relief ends on December 31, 2024, which allows a total five-year phase-in of the impact of CECL on capital and relief over the next two years for the impact on the allowance for credit losses resulting from the COVID‑19 pandemic.
**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of net interest margin to net FTE interest margin, book value per common share to tangible book value per common share, return on average common stockholders’ equity (GAAP) to return on average tangible common stockholders’ equity, and tangible common stockholders’ equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	At or for the Year ended:
	Dec 31, 2024	Dec 31, 2023
Financial Ratios (GAAP)
Return on average assets	0.75%	0.83%
Return on average common stockholders' equity	6.92	8.17
Yield on average earning assets	4.81	4.57
Cost of average interest-bearing liabilities	2.35	1.91
Interest rate spread	2.46	2.66
Efficiency ratio	62.30	62.50

Financial Ratios - Operating** (Non-GAAP)
Net FTE interest margin ratio	3.04	3.14
Return on average tangible common stockholders' equity	10.95	13.32

**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of net interest margin to net FTE interest margin and return on average common stockholders’ equity (GAAP) to return on average tangible common stockholders’ equity (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(In millions, except %)	Average Balance	Interest(2)	Average Rate	Average Balance	Interest(2)	Average Rate	Average Balance	Interest(2)	Average Rate
Interest-earning assets:
Loans (1)	$17,977.7	$259.9	5.75%	$18,209.1	$260.3	5.69%	$18,255.9	$254.1	5.52%
Investment securities
Taxable	7,804.1	56.0	2.85	8,209.7	60.7	2.94	8,710.1	64.8	2.95
Tax-exempt	183.8	0.8	1.73	185.3	0.9	1.93	190.0	0.9	1.88
Investment in FHLB and FRB stock	155.7	2.4	6.13	176.0	2.8	6.33	192.1	3.1	6.40
Interest-bearing deposits in banks	690.2	8.3	4.78	353.1	4.9	5.52	221.0	3.1	5.57
Federal funds sold	0.1	—	—	0.1	—	—	0.3	—	—
Total interest-earning assets	$26,811.6	$327.4	4.86%	$27,133.3	$329.6	4.83%	$27,569.4	$326.0	4.69%
Non-interest-earning assets	2,807.3			2,813.6			2,938.3
Total assets	$29,618.9			$29,946.9			$30,507.7
Interest-bearing liabilities:
Demand deposits	$6,449.7	$15.9	0.98%	$6,143.9	$15.1	0.98%	$6,469.1	$15.3	0.94%
Savings deposits	7,833.6	39.1	1.99	7,763.4	42.2	2.16	7,769.3	37.4	1.91
Time deposits	2,877.8	26.7	3.69	2,863.1	26.9	3.74	3,179.4	27.2	3.39
Repurchase agreements	529.4	1.1	0.83	643.9	1.4	0.86	842.2	2.1	0.99
Other borrowed funds	1,942.6	24.0	4.91	2,526.6	32.0	5.04	2,087.6	29.7	5.64
Long-term debt	135.0	1.5	4.42	147.2	1.6	4.32	120.8	1.4	4.60
Subordinated debentures held by subsidiary trusts	163.1	3.2	7.81	163.1	3.3	8.05	163.1	3.4	8.27
Total interest-bearing liabilities	$19,931.2	$111.5	2.23%	$20,251.2	$122.5	2.41%	$20,631.5	$116.5	2.24%
Non-interest-bearing deposits	5,899.8			5,927.2			6,222.1
Other non-interest-bearing liabilities	455.8			461.4			513.8
Stockholders’ equity	3,332.1			3,307.1			3,140.3
Total liabilities and stockholders’ equity	$29,618.9			$29,946.9			$30,507.7
Net FTE interest income (non-GAAP)(3)		$215.9			$207.1			$209.5
Less FTE adjustments (2)		(1.6)			(1.6)			(1.7)
Net interest income from consolidated statements of income		$214.3			$205.5			$207.8
Interest rate spread			2.63%			2.42%			2.45%
Net interest margin			3.18			3.01			2.99
Net FTE interest margin (non-GAAP)(3)			3.20			3.04			3.01
Cost of funds, including non-interest-bearing demand deposits (4)			1.72			1.86			1.72

(1) Average loan balances include loans held for sale and loans held for investment, net of deferred fees and costs, which include non-accrual loans. Interest income includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2) Management believes fully taxable equivalent, or FTE, interest income is useful to investors in evaluating the Company’s performance as a comparison of the returns between a tax-free investment and a taxable alternative. The Company adjusts interest income and average rates for tax exempt loans and securities to an FTE basis utilizing a 21.00% tax rate.

(3) Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation to GAAP measures.
(4) Calculated by dividing total annualized interest on interest-bearing liabilities by the sum of total interest-bearing liabilities plus non-interest-bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Year Ended December 31,
	2024			2023
(In millions, except %)	Average Balance	Interest(2)	Average Rate	Average Balance	Interest(2)	Average Rate
Interest earning assets:
Loans (1)	$18,182.0	$1,028.2	5.66%	$18,299.6	$986.0	5.39%
Investment securities
Taxable	8,261.5	243.5	2.95	9,173.1	269.1	2.93
Tax-exempt	186.5	3.4	1.82	199.7	3.9	1.95
Investment in FHLB and FRB stock	178.8	11.8	6.60	207.5	12.4	5.98
Interest-bearing deposits in banks	422.5	22.2	5.25	303.0	15.7	5.18
Federal funds sold	0.1	—	—	0.5	—	—
Total interest-earning assets	$27,231.4	$1,309.1	4.81%	$28,183.4	$1,287.1	4.57%
Non-interest-earning assets	2,825.0			2,951.1
Total assets	$30,056.4			$31,134.5
Interest-bearing liabilities:
Demand deposits	$6,224.9	$57.8	0.93%	$6,553.3	$47.2	0.72%
Savings deposits	7,784.8	161.2	2.07	7,989.3	122.2	1.53
Time deposits	2,894.1	106.9	3.69	2,676.3	73.2	2.74
Repurchase agreements	687.2	6.7	0.97	940.4	6.4	0.68
Other borrowed funds	2,434.7	123.4	5.07	2,514.6	133.8	5.32
Long-term debt	253.4	11.8	4.66	120.8	5.8	4.80
Subordinated debentures held by subsidiary trusts	163.1	13.1	8.03	163.1	12.7	7.79
Total interest-bearing liabilities	$20,442.2	$480.9	2.35%	$20,957.8	$401.3	1.91%
Non-interest-bearing deposits	5,879.4			6,549.9
Other non-interest-bearing liabilities	468.8			475.9
Stockholders’ equity	3,266.0			3,150.9
Total liabilities and stockholders’ equity	$30,056.4			$31,134.5
Net FTE interest income (non-GAAP)(3)		$828.2			$885.8
Less FTE adjustments (2)		(6.6)			(7.0)
Net interest income from consolidated statements of income		$821.6			$878.8
Interest rate spread			2.46%			2.66%
Net interest margin			3.02			3.33
Net FTE interest margin (3)			3.04			3.14
Cost of funds, including non-interest-bearing demand deposits (4)			1.83			1.46

(1) Average loan balances include mortgage loans held for sale and non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs of $3.4 million and $1.3 million at December 31, 2024 and December 31, 2023, respectively.

(2) Management believes fully taxable equivalent, or FTE, interest income is useful to investors in evaluating the Company’s performance as a comparison of the returns between a tax-free investment and a taxable alternative. The Company adjusts interest income and average rates for tax exempt loans and securities to an FTE basis utilizing a 21.00% tax rate.

(3) Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation to GAAP measures.
(4) Calculated by dividing total annualized interest on interest-bearing liabilities by the sum of total interest-bearing liabilities plus non-interest-bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As of or For the Quarter Ended
(In millions, except % and per share data)		Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Total common stockholders' equity (GAAP)	(A)	$3,304.0	$3,365.8	$3,225.3	$3,209.7	$3,227.5
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,195.7	1,199.3	1,202.9	1,206.6	1,210.3
Tangible common stockholders' equity (Non-GAAP)	(B)	$2,108.3	$2,166.5	$2,022.4	$2,003.1	$2,017.2

Total assets (GAAP)		$29,137.4	$29,595.5	$30,289.5	$30,144.8	$30,671.2
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,195.7	1,199.3	1,202.9	1,206.6	1,210.3
Tangible assets (Non-GAAP)	(C)	$27,941.7	$28,396.2	$29,086.6	$28,938.2	$29,460.9

Average Balances:
Total common stockholders' equity (GAAP)	(D)	$3,332.1	$3,307.1	$3,195.3	$3,228.4	$3,140.3
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,197.4	1,201.0	1,204.6	1,208.4	1,212.1
Average tangible common stockholders' equity (Non-GAAP)	(E)	$2,134.7	$2,106.1	$1,990.7	$2,020.0	$1,928.2

Net interest income	(F)	$214.3	$205.5	$201.7	$200.1	$207.8
FTE interest income		1.6	1.6	1.7	1.7	1.7
Net FTE interest income (Non-GAAP)	(G)	215.9	207.1	203.4	201.8	209.5
Less purchase accounting accretion		8.6	4.4	5.1	6.5	5.4
Adjusted net FTE interest income (Non-GAAP)	(H)	$207.3	$202.7	$198.3	$195.3	$204.1

Average interest-earning assets	(I)	$26,811.6	$27,133.3	$27,286.9	$27,699.6	$27,569.4
Total quarterly average assets	(J)	29,618.9	29,946.9	30,140.6	30,525.2	30,507.7
Annualized net income available to common shareholders	(K)	207.3	220.8	241.3	234.9	244.0
Common shares outstanding	(L)	104,586	104,530	104,561	104,572	103,942

Return on average assets (GAAP)	(K) / (J)	0.70%	0.74%	0.80%	0.77%	0.80%
Return on average common stockholders' equity (GAAP)	(K) / (D)	6.22	6.68	7.55	7.28	7.77
Average common stockholders' equity to average assets (GAAP)	(D) / (J)	11.25	11.04	10.60	10.58	10.29
Book value per common share (GAAP)	(A) / (L)	$31.59	$32.20	$30.85	$30.69	$31.05
Tangible book value per common share (Non-GAAP)	(B) / (L)	20.16	20.73	19.34	19.16	19.41
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(B) / (C)	7.55%	7.63%	6.95%	6.92%	6.85%
Return on average tangible common stockholders' equity (Non-GAAP)	(K) / (E)	9.71	10.48	12.12	11.63	12.65
Net interest margin (GAAP)	(F*) / (I)	3.18	3.01	2.97	2.91	2.99
Net FTE interest margin (Non-GAAP)	(G*) / (I)	3.20	3.04	3.00	2.93	3.01
Adjusted FTE net interest margin (Non-GAAP)	(H*) / (I)	3.08	2.97	2.92	2.84	2.94

*Annualized

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2024	Dec 31, 2023
Average Balances:
Total common stockholders' equity (GAAP)	(A)	$3,266.0	$3,150.9
Less goodwill and other intangible assets (excluding mortgage servicing rights)		1,202.8	1,217.9
Average tangible common stockholders' equity (Non-GAAP)	(B)	$2,063.2	$1,933.0

Net interest income	(C)	$821.6	$878.8
FTE interest income		6.6	7.0
Net FTE interest income	(D)	828.2	885.8
Less: Purchase accounting accretion		24.6	20.4
Adjusted net interest income (FTE)	(E)	$803.6	$865.4

Average interest-earning assets	(F)	$27,231.4	$28,183.4
Total average assets	(G)	30,056.4	31,134.5
Net income available to common shareholders	(H)	226.0	257.5

Return on average assets (GAAP)	(H) / (G)	0.75%	0.83%
Return on average common stockholders' equity (GAAP)	(H) / (A)	6.92	8.17
Average common stockholders' equity to average assets (GAAP)	(A) / (G)	10.87	10.12
Return on average tangible common stockholders' equity (Non-GAAP)	(H) / (B)	10.95	13.32
Net interest margin (GAAP)	(C) / (F)	3.02	3.12
Net interest margin (FTE) (Non-GAAP)	(D) / (F)	3.04	3.14
Adjusted net interest margin (FTE) (Non-GAAP)	(E) / (F)	2.95	3.07

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5311
www.FIBK.com